Exhibit 10.29

LOAN AGREEMENT

Dated: As of May 4, 2022

Between

Worksport New York Operations Corporation

as (“Borrower”)

and

NORTHEAST BANK

as (“Lender”)

$5,300,000.00 TERM LOAN

(i) 2500 North America Drive, West Seneca, New York, and (ii) V/L North America Drive, West Seneca, New York

	8.4.	Conduct of Business; Compliance With Law	7
	8.5.	Insurance	7
	8.6.	Restrictions on Liens, Transfers and Additional Debt.	8
	8.7.	Limits on Guaranties and Distributions.	8
	8.8.	Restrictions on Investments	9
	8.9.	Indemnification Against Payment of Brokers’ Fees	9
	8.10.	Limitations On Certain Transactions	9
	8.11.	Property Management Contract	9
	8.12.	Deposit of Proceeds; Other Bank Accounts	9
	8.13.	Place for Records; Inspection	10
	8.14.	Costs and Expenses	10
	8.15.	Compliance with Legal Requirements; Zoning	10
	8.16.	Indemnification	11
	8.17.	Leasing Matters	11
	8.18.	Debt Service Coverage Ratio	12
	8.19.	Replacement Documentation	12
	8.20.	Compliance with Anti-Corruption Laws; Beneficial Ownership Regulation, Anti-Money Laundering Laws and Sanctions.	12
	8.21.	Interest Reserve.	13
	8.22.	Intentionally Deleted.	13

9.	SPECIAL PROVISIONS.		13
	9.1.	Right to Contest.	13
	9.2.	Recourse Provisions	14

10.	EVENTS OF DEFAULT		14
	10.1.	Default and Events of Default	14
	10.2.	Grace Periods and Notice	16
	10.3.	Certain Lender Remedies	16
	10.4.	Written Waivers	16

11.	ADDITIONAL REMEDIES OF LENDER.		17
	11.1.	Remedies	17
	11.2.	Reimbursement	17
	11.3.	Power of Attorney	17

12.	SECURITY INTEREST AND SET-OFF.		17
	12.1.	Security Interest	17
	12.2.	Set-Off and Debit	18
	12.3.	Right to Freeze	18
	12.4.	Additional Rights	18

13.	CASUALTY AND TAKING.		18
	13.1.	Casualty and Obligation To Repair	18
	13.2.	Adjustment of Claims	18
	13.3.	Payment and Application of Insurance Proceeds	18
	13.4.	Conditions To Release of Insurance Proceeds	19
	13.5.	Taking
			19
14.	GENERAL PROVISIONS.		19
	14.1.	Notices	19
	14.2.	Limitations on Assignment	20
	14.3.	Further Assurances	20
	14.4.	Parties Bound	20
	14.5.	Waivers, Extensions and Releases	20
	14.6.	Governing Law; Consent to Jurisdiction; Mutual Waiver of Jury Trial.	21
	14.7.	Survival	21
	14.8.	Cumulative Rights	21
	14.9.	Claims Against Lender.	22
	14.10.	Obligations Absolute	22
	14.11.	Table of Contents, Title and Headings	22
	14.12.	Counterparts	22
	14.13.	Patriot Act Notice	23
	14.14.	Right to Transfer, Assign, Participate	23
	14.15.	Time Of the Essence	23
	14.16.	No Oral Change	23
	14.17.	Severability	23

Exhibit A	-	Definitions

Exhibit B	-	Ownership Interests

Exhibit C	-	Authorized Representatives

Exhibit D	-	Required Property, Hazard and Other Insurance

LOAN AGREEMENT

This Loan Agreement (hereinafter, the “Loan Agreement” or “Agreement”) is made and entered into as of May 4, 2022 by and between Worksport New York Operations Corporation, a New York corporation, having a mailing address 2500 North America Drive, West Seneca, New York 14224 (hereinafter, the “Borrower”), and NORTHEAST BANK, having a place of business at 200 Berkeley Street, 17th Floor, Boston, Massachusetts 02116 (hereinafter, the “Lender”).

WITNESSETH:

1. BACKGROUND.

1.1. Defined Terms. Capitalized terms used in this Agreement are defined either in Exhibit A, or in specific sections of this Agreement, or in another Loan Document, as referenced in Exhibit A.

1.2. Borrower. Borrower is a corporation incorporated under the laws of the New York. The sole shareholder of the Borrower is Worksport Ltd. and as further described on Exhibit B attached hereto.

1.3. Land and Improvements; Property. Borrower is the owner of certain land located at (i) 2500 North America Drive, West Seneca, New York (“Parcel 1”), and (ii) V/L North America Drive, West Seneca, New York (“Parcel 2”, collectively with Parcel 1, the “Land”), and more particularly described in the Mortgage (together with all structures, buildings, additions, extensions, modifications, and all other improvements of any kind whatsoever, and replacements of any of the foregoing, now or hereafter located at or upon the Land, the “Improvements”). The Land and Improvements are collectively called the “Property.”

1.4. Use of Loan Proceeds. Borrower has applied to Lender for a loan of FIVE MILLION THREE HUNDRED THOUSAND AND 00/100 DOLLARS ($5,300,000.00) (“Loan”) the proceeds of which are to be used to finance the acquisition of the Property and to pay costs and expenses incident to closing the Loan.

1.5. Guaranties and Indemnities. As an inducement to Lender to make the Loan, Worksport Ltd. (“Guarantor”), has agreed to furnish certain guaranties and indemnities.

1.6. Loan. Subject to all of the terms, conditions and provisions of this Agreement, and of the agreements and instruments referred to herein, Lender agrees to make the Loan and Borrower agrees to accept and repay the Loan.

1

2. LOAN PROVISIONS.

2.1. Amount of Loan. The Loan shall be in the amount of FIVE MILLION THREE HUNDRED THOUSAND AND 00/100 DOLLARS ($5,300,000.00).

2.2. Interest Rate and Payment Terms. The Loan shall be payable as to interest and principal in accordance with the provisions of the Note. The Note also provides for interest at a Default Rate, late payments charges and prepayment rights, fees and costs. All payments and prepayments of interest, principal and fees shall be made in lawful money of the United States in immediately available funds, without counterclaim or set off and free and clear of, and without any deductions or withholding for, any taxes or other payments (including, without limitation, any Minimum Return). Borrower shall pay to Lender at the closing of the Loan an origination fee in an amount equal to one percent (1.00%) of the amount of the Loan.

2.3. Acceleration. The Loan may be accelerated, at the option of Lender, following an Event of Default. Upon such an acceleration, all principal, accrued interest and costs and expenses shall be due and payable together with interest on such principal at the Default Rate and any applicable prepayment charge or fee.

2.4 Term of Loan; Extension Right. The Loan shall be for an initial term (“Initial Term”) commencing on the date hereof and ending on May 10, 2024 (“Initial Maturity Date”). Borrower shall have the option to extend the term of the Loan (the “Extension Term”) to May 10, 2025 (“Extended Maturity Date”), which shall be conditioned upon the following:

2.4. 2.4.1 No Default. No Default or Event of Default shall exist as of the date of the notice required under Section 2.4.2 herein and as of the Initial Maturity Date for extension to the Extension Term;

2.4.2 Notice From Borrower. Borrower shall have given Lender written notice of Borrower’s request to have Lender exercise the extension option at least thirty (30) days before the Initial Maturity Date for an extension to the Extension Maturity Date;

2.4.3 Additional Documents. Borrower shall have executed and delivered to Lender such agreements and documents as Lender may reasonably require incident to the extension, including, without limitation, any and all documents required to satisfy compliance with Sanctions laws, Beneficial Ownership Regulation, “know-your-customer”, OFAC checks, and Anti-Money Laundering Laws, including the Patriot Act;

2.4.4 Material Adverse Change. No condition or event shall exist which, in Lender’s sole opinion, has or would be reasonably likely to have a Material Adverse Effect with respect to the Borrower, Guarantor and/or the Property;

2.4.5 Before End of Term. Each of the foregoing conditions are satisfied not later than, and on, the Initial Maturity Date for extension to the Extended Maturity Date.

If Lender determines that the conditions to extension have been satisfied, Lender shall so notify Borrower in writing and, so long as no default or Event of Default exists, the term shall be extended until the Extended Maturity Date without further action by any party.

3. LOAN AND SECURITY DOCUMENTS. The Loan shall be made, evidenced, administered, secured and governed by all of the terms, conditions and provisions of the following “Loan Documents”, each of the same the Borrower and Guarantor where applicable, agree to provide and maintain, and such Loan Documents may be hereafter amended, restated, renewed, replaced, supplemented or otherwise modified from time to time, consisting of: (i) this Loan Agreement; (ii) the $5,300,000.00 promissory note payable to Lender issued by the Borrower (the “Note”); (iii) the Mortgage and related UCC financing statements; (iv) the Assignment of Leases and Rents; (v) the Assignment of Contracts; (vi) the Guaranty; (vii) the Environmental Indemnity; and (viii) any other documents, instruments, or agreements executed to further evidence or secure the Loan. Each of the Loan Documents listed in items (i) through (ix), inclusive is dated of even date herewith. The Mortgage, Assignment of Leases and Rents, Environmental Indemnity, Guaranty and Assignment of Contracts are sometimes collectively referred to as the “Security Documents”. The Borrower authorizes the Lender at any time and from time to time to file financing statements, continuation statements, and amendments thereto describing the Collateral without the signatures of the Borrower.

2

4. CONTINUING AUTHORITY OF AUTHORIZED REPRESENTATIVES. Lender is authorized to rely upon the continuing authority of the persons, officers, signatories or agents hereafter designated (“Authorized Representatives”) to bind Borrower with respect to all matters pertaining to the Loan and the Loan Documents including, but not limited to, the selection of interest rates. Such authorization may be changed only upon written notice to Lender accompanied by evidence, reasonably satisfactory to Lender, of the authority of the person giving such notice and such notice shall be effective not sooner than five (5) Business Days following receipt thereof by Lender. The present Authorized Representatives are listed on Exhibit C. Lender shall have a right of approval, not to be unreasonably withheld or delayed, over the identity of the Authorized Representatives so as to assure Lender that each Authorized Representative is a responsible and senior official of Borrower.

5. LENDER’S CONSULTANTS. Lender shall have the right to employ its own personnel, or one or more engineers, architects, builders or other construction specialists, environmental advisors, scientists, accountants, and attorneys to act as an advisor to Lender in connection with the Loan (each of which shall be a “Lender’s Consultant”). The functions of a Lender’s Consultant shall include, without limitation: (i) inspection and physical review of the Property; (ii) review and analysis of any work to be done in connection with the Property; (iii) review and analysis of environmental matters; and (iv) review and analysis of financial and legal matters. The reasonable costs and fees of Lender’s Consultants shall be the obligation of the Borrower upon accrual and paid by Borrower upon demand therefor. Notwithstanding the foregoing, so long as no Event of Default has occurred, Borrower shall not be responsible for the costs and fees of a Lender’s Consultant more than twice in any twelve (12) month period. Borrower shall provide Lender’s Consultants with continuing access to all aspects of the Property and books and records related thereto at reasonable times during the day and upon at least five (5) days’ prior written notice to Borrower. Neither Lender nor any of its Consultants shall have liability to Borrower, Guarantor, or any third party, on account of: (i) services performed by Lender’s Consultant; (ii) any failure or neglect by Lender’s Consultant to properly perform services; or (iii) any approval or disapproval of work, plans or other matters. Neither Lender nor Lender’s Consultant shall have any obligation regarding proper performance of work related to the Property. Borrower shall have no rights under or relating to any agreement, report, or similar document prepared by any Lender’s Consultant for Lender.

6. LOAN DISBURSEMENT. Lender shall, subject to compliance with all of the other terms, conditions and provisions of this Agreement, make disbursement of the Loan proceeds entirely at closing.

7. WARRANTIES AND REPRESENTATIONS. Borrower warrants and represents to Lender for the express purpose of inducing Lender to enter into this Agreement, to make the Loan, and to otherwise complete all of the transactions contemplated hereby, that as of the date of this Agreement and at all times thereafter until the Loan has been repaid and all Obligations to Lender have been satisfied, as follows:

7.1. [Intentionally Deleted].

7.2. Authorization

7.2.1 Borrower is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of New York and has all requisite power and authority to own its property and carry on its business. Borrower has all requisite power and authority to execute and deliver and to perform all of its obligations under the Loan Documents to which it is a party. As of the date hereof, the information included in the Beneficial Ownership Certification is true and correct in all respects.

3

7.2.2 Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has all requisite power and authority to own its property and carry on its business. Guarantor has all requisite power and authority to execute and deliver and to perform all of its obligations under the Loan Documents to which it is a party. As of the date hereof, the information included in the Beneficial Ownership Certification is true and correct in all respects.

7.3. Legal Agreements. The Loan Documents constitute, or when executed, shall constitute, the legal, valid and binding obligations of such Person; and all such agreements are enforceable against such Person in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization or other similar laws affecting the rights and remedies of creditors generally and the effect of general principles of equity.

7.4. Financial Information. True, accurate and complete financial statements of Borrower and Guarantor have been delivered to Lender and the same fairly present the financial condition of Borrower and Guarantor as of the dates thereof and no material and adverse change has occurred in such financial condition since the dates thereof in all material respects. All financial statements of Borrower and Guarantor hereafter furnished to Lender shall be true, accurate and complete and shall fairly present the financial condition of Borrower and Guarantor as of the dates thereof in all material respects. Borrower and Guarantor have filed all required tax returns, has paid all due and payable taxes, assessments and other governmental charges levied or imposed upon it or upon any of its income or profits or upon any of its property.

7.5. No Litigation. There is no litigation now pending or threatened, against Borrower or Guarantor which if adversely decided could materially impair the ability of Borrower or Guarantor to pay and perform its obligations hereunder or under the other Loan Documents.

7.6. Good Title and No Liens. Borrower is the lawful owner of the Property and of areas over, under or on which utility or passage easements are required to make use of the Property and parking as contemplated by the Loan Documents, and is and will be the lawful owner of the Property, free and clear of all liens and encumbrances of any nature whatsoever, except for the matters, if any, which are listed as Permitted Title Exceptions in the Mortgage.

7.7. Use of Proceeds. The proceeds of the Loan shall be used solely and exclusively as described in Section 1.4 herein No portion of the proceeds of the Loan shall be used directly or indirectly, and whether immediately, incidentally or ultimately (i) to purchase or carry any margin stock, or to extend credit to others for the purpose thereof, or to repay or refund indebtedness previously incurred for such purpose, (ii) for any purpose which would violate or is inconsistent with the provisions of regulations of the Board of Governors of the Federal Reserve System including, without limitation, Regulations G, T, U and X thereof, (iii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any applicable Anti-Corruption Laws, (iv) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (v) in any manner that would result in the violation of any Sanctions by any Person.

7.8. Information. No material information furnished or to be furnished by or on behalf of such Person for the purposes of or in connection with this Agreement or any transaction contemplated hereby contains or shall contain any untrue statement of a material fact or omits or shall omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not materially misleading. Such Person has disclosed to the Bank in writing all existing material information of which such Person has knowledge which does, or would reasonably be expected to, adversely affect the business or financial condition of such Person.

7.9. Deferred Compensation and ERISA. Borrower does not have any pension, profit sharing, stock option, insurance or other arrangement or plan for employees covered by Title IV of the Employment Retirement Security Act of 1974, as now or hereafter amended (“ERISA”) except as may be designated to Lender in writing by Borrower from time to time (“ERISA Plan”) and no “Reportable Event” as defined in ERISA has occurred and is now continuing with respect to any such ERISA Plan. The granting of the Loan, the performance by Borrower of its obligations under the Loan Documents and Borrower’s conducting of its operations do not and will not violate any provisions of ERISA.

4

7.10. Leases. True and complete copy of all Leases of the Property which are now in effect (and all guaranties thereof) has been delivered to Lender. Such Lease has not been further amended or changed in any respect and are in full force and effect, enforceable in accordance with the terms thereof, subject, however, to the terms of the Loan Documents.

7.11. Compliance With Legal Requirements. The Borrower and the Property complies with, and shall continue to comply with, all material Legal Requirements and any and all covenants, conditions, restrictions or other matters which materially affect the Obligations or the Property.

7.12. Required Licenses and Permits. All Licenses and Permits which are reasonably required in order to operate the Property in the usual course of business have been, or will be, duly and properly obtained, and will remain in full force and effect, and have been, and shall be complied with, in all material respects.

7.13. Curb Cuts and Utility Connections. All required curb cuts, utility connections and Licenses and Permits therefor have been duly obtained and are in full force and effect and all utility services as reasonably required for water, gas, electric, telephone, sewer and storm drainage and sanitary waste disposal are and shall be available as a matter of right and to an extent adequate to serve the Property for their intended uses.

7.14. No Default. No Default exists under any of the Loan Documents. There is no Default on the part of Borrower or Guarantor under this Agreement or any of the other Loan Documents and no event has occurred and is continuing which could constitute a Default under any Loan Document.

7.15. No Broker or Finder. Borrower hereby represents to Lender that it has not dealt with any financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the Loan, except for Dominion Lending Centres – The Westlake Team. Borrower shall pay any fee or commission earned by Dominion Lending Centres – The Westlake Team in connection with the Loan and Borrower shall indemnity and hold Lender harmless from claims of any kind arising by reason of execution hereof and the consummation of the transactions contemplated hereby.

7.16. Guarantor’s Warranties and Representations. Borrower has no reason to believe that any warranties or representations made in writing by Guarantor to Lender are untrue, incomplete or misleading in any material respect.

7.17. Condemnation/Casualty. There are no condemnation proceedings or the like pending or, to the Borrower’s best knowledge, threatened in writing against the Property or any portion thereof nor has there occurred any casualty at the Property.

7.18. Other Indebtedness. Borrower has no financial obligation under any indenture, debt instrument, mortgage, deed of trust, loan agreement or the like other than such indebtedness arising under the Loan Documents or Permitted Additional Debt.

7.19. Special Assessments. As of the date hereof there are no pending, or to the Borrower’s best knowledge, proposed special or other assessments for public improvements or otherwise affecting the Property, not shown in current real estate tax bills, copies of which have been provided to Lender.

7.20. Subsidiaries. Borrower does not have any subsidiaries.

7.21. Solvency. Neither Borrower nor any Guarantor is insolvent and neither Borrower nor any Guarantor will be rendered insolvent by the transaction contemplated under the Loan Documents.

7.22. Flood Zone. As determined by the flood hazard certificate obtained by Lender in connection with the Loan, no portion of the Property is located in any special flood and wetlands hazard area designated as such by any Governmental Authorities.

5

7.23. Compliance with Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions. Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by Borrower and its managers, officers, employees and agents with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions, and Borrower and its officers, managers, and, its employees and agents, are in compliance with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions. None of Borrower, Guarantor, or, any of their respective Affiliates, managers, officers, employees or agents is a Sanctioned Person. Borrower will not, directly or knowingly indirectly, use the proceeds of the Loan in any manner that would violate any Anti-Corruption Law, Anti-Money Laundering Law or applicable Sanctions.

7.24. Property Management Contract. There is no management agreement in existence with respect to the operation and/or management of the Property.

7.25. Patriot Act. To the extent required, each of Borrower and Guarantor is in compliance, in all material respects, with the (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other applicable enabling legislation or executive order relating thereto, and (ii) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001). To the best of Borrower's and Guarantor's knowledge, no part of the proceeds of the Loan will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

7.26. No Required Consents. The execution, delivery and performance of the Loan Documents and the transactions contemplated thereby do not require any approval or consent of, or filing (other than the recording of the Mortgage and UCC Financing Statements) or registration with, any governmental or other agency or authority, or any other party.

7.27. Investment Company Act of 1940. Borrower is not subject to regulation under the Investment Company Act of 1940 or any statute or regulation limiting its ability to incur Indebtedness for money borrowed as contemplated by the Loan Documents.

8. COVENANTS. Borrower covenants and agrees that from the date hereof and so long as any indebtedness remains unpaid hereunder, or any of the Loan or other Obligations remains outstanding, as follows:

8.1. Notices. Borrower shall, with reasonable promptness, but in all events within three (3) days after it has actual knowledge thereof, notify Lender in writing of the occurrence of any act, event or condition which constitutes a Default under any of the Loan Documents. Such notification shall include a written statement of any remedial or curative actions which Borrower proposes to undertake to cure or remedy such Default. Borrower shall promptly notify Lender in writing of (i) any litigation which is not covered by insurance and (ii) of any other litigation against Borrower, Guarantor or the Property.

8.2. Financial Statements and Reports. Borrower shall keep adequate records and books of account in accordance with generally acceptable accounting principles. Borrower shall furnish or cause to be furnished to Lender from time to time, the following financial statements and reports and other information, all in form, manner of presentation and substance acceptable to Lender:

8.2.1 Annual Statements. Within one hundred twenty (120) days following the end of each fiscal year, Borrower shall provide (i) management-prepared financial statements certified by Borrower as having been prepared in accordance with past practice and being true, correct and complete in all material respects, such financial statements to include and to be supplemented by such detail and supporting date and schedules as Lender may from time to time reasonably determine and such financial statements shall be certified by the manager of the Borrower, (ii) an operating statement and (iii) certified rent rolls.

6

8.2.2 Data Requested. Within one hundred-twenty (120) days following the end of each calendar year, such other financial data or information as Lender may reasonably request with respect to the Property or Borrower, including, but not limited to, certified rent rolls, aged receivables, operating statements, aged payables, leases, budgets, forecasts, reserves, cash flow projections, and physical condition of the Property. Upon request of Lender, such financial data or information of Borrower or the Property, including, without limitation, certified rent rolls and operating statements shall be delivered quarterly to Lender within thirty (30) days following the end of the applicable calendar quarter.

8.2.3 Tax Returns. Within thirty (30) days of filing in each calendar year, complete copies of all federal tax returns and supporting schedules of Borrower. Notwithstanding the foregoing, to the extent any such tax return is filed after April 15th of any calendar year, upon request of Lender, Borrower shall furnish to Lender a copy of the applicable executed extension form by April 30th of such calendar year.

8.2.4 Guarantor’s Statements. The financial statements and reports required to be furnished by Guarantor as set forth in the Guaranty, including, without limitation:

(i) Annually, within one hundred twenty (120) days after the end of the fiscal year of Guarantor, consolidated financial statements setting forth the assets, liabilities and net worth of Guarantor and accompanied by supplementary schedules indicating the total debt on any assets shown on a net investment basis, all to be in reasonable detail, prepared and certified to Lender’s reasonable approval.

(ii) Annually, within thirty (30) days after filing, complete copies of federal income tax returns for each Guarantor, including all schedules attached thereto.

(iii) Guarantor shall further furnish the Lender with such other financial information as the Lender may reasonably request from time to time.

8.2.5 Lease Notices. Concurrently with the giving thereof and within five (5) Business Days after receipt thereof, copies of all notices, other than routine correspondences, given or received with respect to any Leases.

8.2.6 Additional Information. Borrower shall further furnish the Lender with such other financial information as the Lender may reasonably request from time to time.

8.3. Payment of Taxes and Other Obligations. Subject to the right to contest set forth in Section 9.1, Borrower shall duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges payable by it, or with respect to the Property, as well as all claims or obligations for labor, materials, supplies or services or for borrowed funds in any amount.

8.4. Conduct of Business; Compliance With Law. As an express inducement to Lender to make and maintain the Loan, Borrower agrees at all times prior to payment and satisfaction of all Obligations to be and remain a Single Purpose Entity. Borrower shall operate the Property and conduct its affairs in a lawful manner and in compliance with all Legal Requirements (including without limitation, Access Laws (as defined in the Mortgage) applicable thereto and all provisions of ERISA.

8.5. Insurance. Borrower shall at all times maintain, or cause to be maintained, in full force and effect the insurance coverages set forth in Exhibit D and, to the extent applicable, shall cause Lender to be designated as mortgagee/loss payee/additional insured, in accordance with the requirements of Exhibit D. All insurance premiums shall be paid annually, in advance, and Lender shall be provided with evidence of such payment of insurance premiums prior to closing and thereafter at least thirty (30) days prior to each annual renewal or replacement of such coverages.

7

8.6. Restrictions on Liens, Transfers and Additional Debt.

8.6.1 Prohibited Transactions. Except for Permitted Transactions Borrower shall not: (i) create or incur, or suffer to be created or incurred, or to exist, any encumbrance, mortgage, pledge, lien, charge or other security interest of any kind upon the Property (or any portion thereof) and/or any of its assets of any character whether or not related to the Property, or any portion thereof, whether now owned or hereafter acquired or upon the proceeds or products thereof; (ii) create or incur any indebtedness for borrowed funds whether secured or unsecured either directly or as a guarantor except for the Loan; (iii) directly or indirectly permit any sale, transfer, exchange, assignment, lien, charge or pledge of or grant of any security interest in any direct or indirect ownership interests in Borrower; (iv) sell, convey, transfer, assign or exchange the Property (or any portion thereof) and/or any of its assets of any character whether or not related to the Property, or any portion thereof, whether now owned or hereafter acquired; or (v) divide, merge or acquire any corporation into multiple entities or multiple series of the same entity pursuant to any applicable law, including, without limitation, pursuant to New York Corporation law, as amended from time to time.

8.6.2 Permitted Transactions. The term “Permitted Transactions” means Permitted Transfers, Permitted Additional Debt, Permitted Title Exceptions and the Approved Leases.

8.6.3 Permitted Transfers. The term “Permitted Transfers” shall mean: (i) the Security Documents and other agreements in favor of Lender; (ii) transactions, whether outright or as security, for which Lender’s prior written consent has been obtained, which consent may be withheld, granted or granted conditionally, subject to such protective and other conditions as Lender may require in its sole and absolute discretion; (iii) sales or dispositions in the ordinary course of business of worn, obsolete or damaged items of personal property or fixtures which are suitably replaced.

8.6.4 Permitted Additional Debt. The term “Permitted Additional Debt” shall mean: (i) transactions, whether secured or unsecured, for which Lender’s prior written consent has been obtained, which consent may be withheld, granted or granted conditionally subject to such protective and other conditions as Lender may require in its sole and absolute discretion; and (ii) indebtedness incurred in the ordinary course of business for the purchase of goods or services which are unsecured and payable, without interest, within thirty (30) days of billing and not evidenced by a promissory note or similar instrument.

8.6.5 Additional Funds. All funds required for the operation of the Property in excess of those available from ordinary cash flow of the Property shall be provided by Borrower or Guarantor, as additional equity contributions or by Permitted Additional Debt.

8.6.6 Right to Accelerate Loan. The Loan shall become due and payable in full, and the Lender shall have the right to accelerate the Loan and declare an Event of Default, at the option of Lender, upon any breach or violation of the provisions of Section 8.6.

8.6.7 Lender’s Options. Lender may, at its option, in lieu of accelerating the Loan, and in its sole and absolute discretion, agree to waive compliance with the provisions of this Section 8.6. in any instance upon compliance with such terms and conditions as Lender may impose. Except for Permitted Transfers which do not require the consent of Lender, Lender may grant or withhold, or conditionally grant, its consent to any proposed transfer in its sole and absolute discretion.

8.7. Limits on Guaranties and Distributions.

8.7.1 Limits. Borrower shall not guarantee to anyone other than Lender the obligations of any person or entity. Borrower shall not pay or distribute any money or distribute any property (in any form) to its direct or indirect members, in any capacity, or to any Guarantor, or to any Affiliate or related party, except for Permitted Distributions.

8

8.7.2 Permitted Distributions. The term “Permitted Distributions” means revenue generated by or derived from the Property may be distributed to the shareholders of the Borrower, provided (i) all expenses, attributable to the ownership and operation of the Property then due and payable have been fully paid and satisfied, (ii) all amounts then due to Lender under the Loan Documents have been paid, (iii) no Default or Event of Default is then occurring or would otherwise result from such distribution, and (iv) such payment or distribution is in the ordinary course of business and in accordance with such Person’s organizational documents.

8.8. Restrictions on Investments. Borrower will not make or permit to exist or to remain outstanding any Investment out of proceeds of the Loan or the proceeds of the Property except an Investment in assets as to which Lender has a perfected first lien mortgage or security interest and which are in: (i) marketable direct or guaranteed general obligations of the United States of America which mature within one year from the date of purchase by Borrower; (ii) bank deposits, certificates of deposits and banker’s acceptances, or other obligations in or of Lender or other banks located within and chartered by the United States of America or a state having assets over $500,000,000.00; and (iii) personal property acquired in the normal and ordinary course of Borrower’s present business and in connection with the Property.

All such Investments shall be made in a manner which assures that Lender shall have and maintain a perfected first lien security interest therein.

8.9. Indemnification Against Payment of Brokers’ Fees. Borrower agrees to defend, indemnify and save harmless Lender from and against any and all liabilities, damages, penalties, costs, and expenses, relating in any manner to any brokerage or finder’s fees in respect of the Loan.

8.10. Limitations On Certain Transactions. Borrower agrees to the following limitations:

8.10.1 No Merger or Acquisition. Borrower shall not dissolve or liquidate, nor merge or consolidate with or otherwise acquire all or substantially all of the assets of any other entity.

8.10.2 Contracts of a Material or Significant Nature. Borrower shall not enter into any merger or consolidation agreements. Except for contracts otherwise complying with this Agreement, Borrower shall not enter into any other contracts, agreements or purchase orders, which would involve the expenditure of more than $200,000.00 in any instance or $400,000.00 in the aggregate in any year without Lender’s prior written consent, which consent shall not be unreasonably withheld or delayed, but which consent may be conditioned upon a demonstration by Borrower to Lender’s reasonable satisfaction that the contract, agreement or purchase order is reasonable and that Borrower has adequate resources to pay and perform the same. For the avoidance of doubt: (i) all customary costs and expenses incurred in connection with the ownership of the Property, including, without limitation, all taxes and assessments against the Property, premiums for insurance policies, utilities, and standard maintenance costs shall not be included in the foregoing; and (ii) neither Worksport, Ltd. and/or Worksport USA Operations Corporation shall be under any duty or obligation to notify Lender of incurring any expense, except for items disclosed by Guarantor as part of the annual financial reporting requirements set forth in Section 8.2.4 of this Agreement.

8.11. Property Management Contract. Borrower shall not enter into any management agreement with respect to the operation and/or management of the Property, without the prior written approval of Lender.

8.12. Deposit of Proceeds; Other Bank Accounts.

8.12.1 Banking Relationships. During the term of the Loan and so long as any part of the Obligations is outstanding, Borrower and its Affiliates shall maintain a banking relationship with Lender. Borrower shall establish and maintain all operating accounts, deposit accounts, the Interest Reserve and any other accounts established with Lender in accordance with the terms of this Agreement.

9

8.12.2 Security Interest. The Borrower grants to the Lender, a continuing lien on and security interest in any and all deposits, accounts or other sums at any time credited by or due from the Lender to the Borrower, including, without limitation, operating accounts, deposit accounts, the Interest Reserve, and any cash, securities, instruments, or other property of the Borrower in the possession of the Lender whether for safekeeping or otherwise, or in transit to or from the Lender (regardless of the reason the Lender has received the same or whether the Lender has conditionally released the same) as security for the full and punctual payment and performance of all of the liabilities and obligations of the Borrower to the Lender and such deposits and other sums may be applied or set off against such liabilities and obligations of the Borrower to the Lender at any time upon the occurrence of an Event of Default, whether or not such are then due, whether or not demand has been made and whether or not other collateral is then available to the Lender.

8.13. Place for Records; Inspection. Borrower shall maintain all of its business records at the address specified at the beginning of this Agreement. Upon five (5) Business Days’ prior notice and at reasonable times during normal business hours Lender shall have the right (through such agents or Consultants as Lender may designate) to visit and inspect the Property, to examine Borrower’s property and make copies of and abstracts from Borrower’s books of account, correspondence and other records and to discuss its financial and other affairs with any of its members and any accountants hired by Borrower, it being agreed that Lender shall use reasonable efforts to not divulge information obtained from such examination to others except in connection with Legal Requirements and in connection with administering the Loan, enforcing its rights and remedies under the Loan Documents and in the conduct, operation and regulation of its banking and lending business (which may include, without limitation, the transfer of the Loan or of participation interests therein). Any transferee of the Loan or any holder of a participation interest in the Loan shall be entitled to deal with such information in the same manner and in connection with any subsequent transfer of its interest in the Loan or of further participation interests therein.

8.14. Costs and Expenses. Borrower shall pay all reasonable costs and expenses (excluding salaries or wages of full time employees of Lender) of any nature incurred by Lender at any time and from time to time in connection with the implementation of the Loan, the administration of the Loan, the negotiation or entering into of any “workout” of the Loan, any modification of the Loan, the exercise or enforcement of Lender’s powers, rights and/or remedies under the Loan Documents, including, without limitation, reasonable outside legal counsel fees and disbursements, allocated costs of in-house legal counsel, accounting fees, consulting fees, brokerage fees, appraisal fees, inspection fees, plan review fees, travel costs, fees and out-of-pocket costs of independent engineers and consultants, court costs, receiver’s fees, management fees and costs incurred in the repair, maintenance and operation of, taking possession of or selling all or any part of the Property, all filing, registration or recording fees, taxes and other charges, and all costs and expenses incident to the execution, acknowledgment, delivery and recording and/or filing of the Mortgage, any other Loan Documents, any mortgage supplemental hereto or thereto, any security instrument with respect to the Collateral, and any instrument of further assurance, and all Federal, state, county and municipal stamp taxes and other taxes, duties, impositions, assessments and charges arising out of or in connection with the execution and delivery of the Mortgage, any other Loan Documents or any mortgage supplemental hereto or thereto, any security instrument with respect to any other Collateral, any other Loan Document or any instrument of further assurance, and any costs and expenses required to be paid under this Agreement, the Mortgage, or any other Loan Document (collectively, “Expenses”). Borrower’s obligations to pay Expenses shall include, without limitation, all reasonable attorneys’ fees and other costs and expenses reasonably incurred for preparing and conducting litigation or dispute resolution arising from any breach by Borrower or any Guarantor of any covenant, warranty, representation or agreement under any one or more of the Loan Documents, including, without limitation, in connection with any bankruptcy, insolvency, reorganization, liquidation or similar debtor relief event, action or proceeding and any claim of the Lender or against the Lender filed in connection therewith.

8.15. Compliance with Legal Requirements; Zoning. Borrower shall comply with all Legal Requirements applicable to the Property, Borrower, or both. Borrower shall not, without the Lender’s prior consent, seek, make, suffer, consent to or acquiesce in any change or variance in any zoning or land use laws or other conditions of current use of the Property or any portion thereof in any way. Borrower shall not use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use (to the extent the Property is not a non-conforming use as of the date of this Agreement) under any zoning or land use law or any other applicable law or modify any agreements in any material respect relating to zoning or land use matters or relating to the joinder or merger of lots for zoning, land use or other purposes, without the prior written consent of the Lender, not to be unreasonably withheld, conditioned, or delayed. Without limiting the foregoing, in no event shall Borrower take any action that would reduce or impair either (a) the number of parking spaces at the Property such that the same would not be in accordance with Applicable Laws, or (b) access to the Property from adjacent public roads. Further, without the Lender’s prior written consent, Borrower shall not file or subject any part of the Property to any declaration of condominium or co-operative or convert any part of the Property to a condominium, co-operative or other direct or indirect form of multiple ownership and governance.

10

8.16. Indemnification. Borrower shall at all times, both before and after repayment of the Loan, at its sole cost and expense defend, indemnify, exonerate and save harmless Lender, and all those claiming by, through or under Lender (each an “Indemnified Party”) against and from all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind whatsoever, including, without limitation, reasonable attorneys’ fees and experts’ fees and disbursements, which may at any time (including, without limitation, before or after discharge or foreclosure of the Mortgage) be imposed upon, incurred by or asserted or awarded against any Indemnified Party and arising from or out of: (i) any Hazardous Materials or any violation of, or failure to comply with, any Environmental Legal Requirements all as more particularly provided for in the Environmental Indemnity with respect to the Property or any other Collateral; (ii) any liability for damage to person or property arising out of any violation of any Legal Requirement applicable to the Property, Borrower, or both, (iii) any act, omission, negligence or conduct at the Property, or arising or claimed to have arisen, out of any act, omission, negligence or conduct of Borrower or any contractor, sub-contractor, tenant, occupant, invitee or Affiliate thereof, which is in any way related to the Property; or (iv) any liability, loss, damage and expense, including reasonable attorneys’ fees, which it may or shall incur (or be imposed upon) by reason of the execution of this Agreement and any other Loan Document, the making of the Loan and/or any commercially reasonable action taken in good faith by Lender hereunder or under the other Loan Documents, including, without limitation, the exercise of the Lender’s rights and remedies under the Loan Documents.

Notwithstanding the foregoing, an Indemnified Party shall not be entitled to indemnification in respect of claims arising from (a) acts of its own gross negligence or willful misconduct to the extent that such gross negligence or willful misconduct is determined by the final judgment of a court of competent jurisdiction, not subject to further appeal, in proceedings to which such Indemnified Party is a proper party or (b) set facts or circumstances first arising after the date on which Lender or other purchaser acquires title to the Property following the completion of a final non-appealable judgment for the foreclosure of the Mortgage or the grant by Borrower (and acceptance by the Lender) of a deed in lieu of foreclosure.

8.17. Leasing Matters.

8.17.1 Lender’s Approval Required.

(i) With respect to any Major Lease, Borrower shall not modify, amend or terminate any existing leases or subleases, or consent to the assignment or subleasing of any Major Lease, or enter into any new Major Lease with respect to the Property, without Lender’s prior written consent in each instance, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Borrower may modify or amend the Worksport Lease and/or the Sonwil Lease without the prior written consent of Lender, provided that Worksport Lease and/or the Sonwil Lease amendment or modification (A) does not shorten the term of Worksport Lease or the Sonwil Lease or reduce the demised space thereunder in the aggregate; (B) does not provide for rent (on both a gross and net basis) which is less on a per square foot basis, after amortizing free rent, tenant improvements, rental concessions and other inducements, than the current aggregate average rent for the Property as of the date hereof; (C) the amended Worksport Lease and Sonwil Lease is and continues to be on market terms and conditions; (D) such amendments to the Worksport Lease and/or the Sonwil Lease are made on forty eight (48) hours’ notice (by email) to Lender (with Borrower’s certification as to items (A), (B) and (C) above.

11

(ii) With respect to any leases that are not Major Leases, Borrower shall be able to modify or amend such leases, or consent to the assignment of subleasing of such leases, or enter into any new leases with respect to the Property, without Lender’s prior written consent in each instance, provided that Lender shall be provided with a full and complete copy of any such lease and any amendment or modification thereof. Notwithstanding the foregoing, any lease terminations or lease concessions under a Major Lease or non-Major Lease shall require the Lender’s prior written consent in each instance, which consent shall not be unreasonably withheld, conditioned or delayed.

(iii) [Intentionally Omitted]

(iv) With respect to any Lease existing and approved by Lender as of the date hereof, or any modification or amendment of any existing Lease, or any new lease, which has been so approved by Lender, shall be an “Approved Lease”.

8.17.2 Borrower’s Requests Any request by Borrower for an approval from Lender with respect to leasing matters shall be accompanied, at a minimum, by the following: (i) the proposed lease or amendment or modification thereof complete with all applicable schedules and exhibits; (ii) a complete copy of any proposed guaranty; and (iii) any other documentation that Lender reasonably requires.

8.17.3 Lender Response Lender shall act on requests from Borrower for any approval under this Section 8.17 in a commercially reasonable manner and shall use commercially reasonable efforts to respond to any such request within ten (10) days following Lender’s receipt thereof. Lender’s response may consist of an approval or disapproval of the request, or a conditional approval thereof subject to specified conditions, or a request for further data or information, or any combination thereof. In order to expedite the processing of requests for such approvals, Borrower agrees to provide Lender with as much advance information as is possible in a commercially reasonable manner in advance of Borrower’s formal request for an approval.

8.17.4 SNDAs and Estoppels. Lender shall have the right to require each commercial tenant and/or subtenant to execute and deliver to Lender a subordination, non-disturbance of possession and attornment agreement (“SNDA Agreement”) in form, content and manner of execution acceptable to Lender and, from time to time, an estoppel certificate in form and manner of execution acceptable to Lender.

8.18. Debt Service Coverage Ratio. The Debt Service Coverage determined on each applicable Calculation Date shall not be less than 1.20 to 1.00 (the “DSCR Covenant”). The DSCR Covenant shall be tested at Lender’s option on any Calculation Date. It may be an Event of Default, at Lender’s sole discretion, if (i) Borrower fails to comply with any tested DSCR Covenant that is tested in accordance with the preceding sentence or (ii) Borrower has failed to give Lender sufficient reports to enable Lender to make the necessary calculations in order to determine compliance with any tested DSCR Covenant.

8.19. Replacement Documentation. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Note or other security document, Borrower will issue, in lieu thereof, a replacement Note or other security document in the same principal amount thereof and otherwise of like tenor.

8.20. Compliance with Anti-Corruption Laws; Beneficial Ownership Regulation, Anti-Money Laundering Laws and Sanctions. Borrower will (a) maintain in effect and enforce policies and procedures reasonably designed to ensure compliance by Borrower and its managers, officers, employees and agents with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions, (b) promptly notify Lender that previously received a Beneficial Ownership Certification of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein, and (c) promptly upon the request of Lender, provide Lender any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation

12

8.21. Interest Reserve.

1. 2. 3. 4. 5. 6. 7. 8. 8.1. 8.2. 8.3. 8.4. 8.5. 8.6. 8.7. 8.8. 8.9. 8.10. 8.11. 8.12. 8.13. 8.14. 8.15. 8.16. 8.17. 8.18. 8.19. 8.20. 8.21. 8.21.1 Establishment of Interest Reserve. Borrower shall simultaneously with the closing of the Loan, establish an account maintained with and pledged to Lender as cash collateral for the Loan (the “Interest Reserve”), and deposit from the Loan proceeds into such Interest Reserve an amount equal to Six Hundred Seventeen Thousand Nine Hundred Sixty Five and 28/100 Dollars ($617,965.28); approximately twenty four (24) months of debt service on the Loan (such amount and any future amounts deposited in the Interest Reserve, the “Interest Reserve Funds”).

8.21.2 Disbursement of Interest Reserve Funds. The Interest Reserve Funds shall remain in place for the term of the Loan, but may be disbursed by Lender on a monthly basis for the payment of debt service on the Loan (subject to the Minimum Balance Requirement) and for no other purpose (subject to Lender’s rights under Section 8.21.4). For the avoidance of doubt, Borrower shall not be permitted to draw down on the Interest Reserve and, after the Interest Reserve reaches the Minimum Balance Requirement, Borrower shall make all monthly payments of debt service under the Loan.

8.21.3 Replenishment of Interest Reserve. Borrower shall all times maintain a minimum balance in the Interest Reserve equal to six (6) months of non-default interest on the outstanding principal balance of the Loan, calculated at the highest Effective Interest Rate (as defined in the Note) in effect during the term of the Loan (the “Minimum Balance Requirement”). Borrower must within five (5) days of notice of any Minimum Balance Requirement shortfall from Lender, deposit additional funds in the Interest Reserve such that the balance of the Interest Reserve shall be sufficient, in Lender’s sole discretion, to satisfy the Minimum Balance Requirement.

8.21.4 Event of Default. In the event of any Event of Default under this Agreement or under any of the other Loan Documents, at the option of Lender, any Interest Reserve Funds may be used by Lender to reduce the Obligations.

8.22. 9. SPECIAL PROVISIONS.

9.1. Right to Contest.

9.1.1 Taxes and Claims by Third Parties. Notwithstanding the provisions of Section 8.3 which obligate Borrower to pay taxes and other obligations to third parties when due, it is agreed that any tax, assessment, charge, levy, claim or obligation to a third party (expressly excluding an obligation created under the Loan Documents) need not be paid while the validity or amount thereof shall be contested currently, diligently and in good faith by appropriate proceedings and if Borrower shall have adequate unencumbered (except in favor of Lender) cash reserves with respect thereto, and provided that (a) such contest does not create a default by landlord under any lease assigned to Lender, (b) there is no reason to believe that the contest will not be resolved prior to the Maturity Date, and (c) no Event of Default exists; and provided, further, that Borrower shall pay all taxes, assessments, charges, levies or obligations: (i) immediately upon the commencement of proceedings to enforce any lien which may have attached as security therefor, unless such proceeding is stayed by proper court order pending the outcome of such contest; and (ii) as to claims for labor, materials or supplies, prior to the imposition of any lien on the Property unless the lien is discharged or bonded as set forth in Section 10.1.4.

9.1.2 Legal Requirements. Borrower may contest any claim, demand, levy or assessment under any Legal Requirements by any person or entity if: (i) the contest is based upon a material question of law or fact raised by Borrower in good faith; (ii) Borrower properly commences and thereafter diligently pursues the contest; (iii) the contest will not materially impair the ability to ultimately comply with the contested Legal Requirement should the contest not be successful and the conduct of the contest will not materially interfere with the ability to obligate all tenants under Approved Leases to pay rent without offset; (iv) Borrower demonstrates to Lender’s reasonable satisfaction that Borrower has the financial capability to undertake and pay for such contest and any corrective or remedial action then or thereafter reasonably likely to be necessary; (v) if the likely cost of complying with the Legal Requirement in the event the contest is not successfully resolved, as determined in good faith by Lender, is more than $100,000.00, there is no reason to believe that the contest will not be resolved prior to the Maturity Date; (vi) no Event of Default exists; and (vii) if the contest relates to an Environmental Legal Requirement, in addition to the foregoing conditions, the contest will not materially impair the taking of any required remedial action.

13

9.2. Recourse Provisions. Borrower shall be fully liable for the Loan and the Obligations of Borrower to Lender.

10. EVENTS OF DEFAULT. The following provisions deal with Default, Events of Default, notice, grace and cure periods, and certain rights of Lender following an Event of Default.

10.1. Default and Events of Default. The term “Default” as used herein or in any of the other Loan Documents means a default of the Borrower’s obligation, or any fact or circumstance which constitutes, or upon the lapse of time, or giving of notice, or both, could constitute, an Event of Default. Each of the following events, unless cured within any applicable grace period set forth or referred to below in this Section 10.1, or in Section 10.2, shall constitute an “Event of Default”:

10.1.1 Generally. A default by Borrower in the performance of any term, provision or condition of this Agreement to be performed by Borrower, or a breach, or other failure to satisfy, any other term, provision, condition, covenant or warranty under this Agreement and such default remains uncured beyond any applicable specific grace period provided for in this Agreement, or as set forth in Section 10.2 below;

10.1.2 Note, Mortgage and Other Loan Documents. A default by Borrower in the performance of any term or provision of the Note, or of the Mortgage, or of any of the other Loan Documents, or a breach, or other failure to satisfy, any other term, provision, condition, representation or warranty under the Note, the Mortgage or any other Loan Document, and the specific grace period, if any, allowed for the default in question shall have expired without such default having been cured;

10.1.3 Financial Status and Insolvency.

A. Borrower shall: (i) admit in writing its inability to pay its debts generally as they become due; (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act; (iii) make an assignment for the benefit of creditors; (iv) consent to, or acquiesce in, the appointment of a receiver, liquidator or trustee of itself or of the whole or any substantial part of its properties or assets; (v) file a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Federal Bankruptcy laws or any other applicable law; (vi) have a court of competent jurisdiction enter an order, judgment or decree appointing a receiver, liquidator or trustee of Borrower, or of the whole or any substantial part of the property or assets of Borrower, and such order, judgment or decree shall remain unvacated or not set aside or unstayed for fifteen (15) days; (vii) have a petition filed against it seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Federal Bankruptcy laws or any other applicable law and such petition shall remain undismissed for fifteen (15) days; (viii) have, under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction assume custody or control of Borrower or of the whole or any substantial part of its property or assets and such custody or control shall remain unterminated or unstayed for fifteen (15) days; (ix) have an attachment or execution levied against any substantial portion of the property of Borrower or against any portion of the Collateral which is not discharged or dissolved by a bond within fifteen (15) days; or (x) cease any material portion of its business operations as presently conducted; or

B. any such event described in (A.) shall occur with respect to any Guarantor or any owner of Borrower; or

10.1.4 Liens. A lien for the performance of work, or the supply of materials, or a notice of contract, or an attachment, judgment, execution or levy is filed against the Land or the Improvements and remains unsatisfied or is not discharged or dissolved by a bond (or by cash collateral acceptable to Lender) for a period of fifteen (15) days after the filing thereof.

14

10.1.5 Trustee Process. A writ or other process naming Lender as trustee for any assets of Borrower or any Guarantor is served upon the Lender.

10.1.6 Breach of Representation or Warranty. Any statement, representation or warranty made by Borrower or Guarantor herein or in any other instrument or document relating to the Loan or the Property shall be determined by Lender to be false or misleading in any material respect when made, or any warranty shall be materially breached, or Borrower commits fraud.

10.1.7 Default Under Assigned Contract. Borrower defaults under any contract assigned to Lender and such default is not cured within the grace period applicable thereto such that the contracting party obtains the right to terminate the contract or to claim material damages.

10.1.8 Guaranty Default. A default by Guarantor in the performance of any term or provision of this Agreement or any other Loan Document to which Guarantor is a party, or the breach, or any other failure to satisfy any other term, provision, condition or warranty imposed upon the Guarantor in this Agreement or in any other Loan Document to which Guarantor is a party or by which Guarantor is bound.

10.1.9 Death or Dissolution of Guarantor. The death or dissolution of any Guarantor or Borrower, provided that with respect to any such Guarantor, unless within sixty (60) days of such death or dissolution a replacement guarantor acceptable to Lender in its sole and absolute discretion enters into a Guaranty and Environmental Indemnity on the same terms and conditions of the deceased and dissolved Guarantor.

10.1.10 Security. The Liens created pursuant to the Security Documents shall at any time not constitute a valid and perfected first priority Lien on the collateral intended to be covered thereby in favor of Lender, free and clear of all other Liens, or except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by Borrower or any of its affiliates.

10.1.11 Invalidity of Loan Documents A final non-appealable judgment is entered finding that the Loan Documents are invalid or unenforceable or if Borrower or Guarantor, in any judicial or quasi-judicial case, action or proceeding directly or indirectly contests the validity or enforceability of the Loan Documents or takes any action, directly or indirectly, that contests or hinders, delays, obstructs or interferes with the pursuit of any rights or remedies by Lender (including the commencement and/or prosecution of a foreclosure action, judicial or non-judicial, the appointment of a receiver for the Property or any portion thereof, the right to take possession of the Collateral or any portion thereof or any enforcement of the terms of the Assignment of Leases and Rents) after an Event of Default.

10.1.12 Judgment. A judgment for the payment of money is entered against Borrower or against any Guarantor, and Borrower or Guarantor fails to discharge the same, or fails to cause it to be discharged or bonded off to Lender’s reasonable satisfaction within thirty (30) days from the date of the entry of such judgment.

10.1.13 Material Adverse Change. The existence or occurrence at any time of one or more conditions or events or there is any change in Borrower’s financial condition which, in Lender’s reasonable and good faith opinion, has or would be reasonably be likely to have a Material Adverse Effect.

10.1.14 Lease. (i) A default or event of default on the part of Borrower under any Major Lease and the expiration of any applicable periods of notice and cure, or (ii) Borrower defaults under Section 8.17.1 herein.

15

10.2. Grace Periods and Notice. As to each of the foregoing events the following provisions relating to grace periods and notice shall apply:

10.2.1 No Notice or Grace Period. There shall be no grace period and no notice provision with respect to:

A. nonpayment of scheduled interest, and installments of principal prior to maturity, when due;

B. nonpayment of principal at maturity;

C. nonpayment of any other monetary obligations hereunder, under any other Loan Documents when due;

D. defaults under Sections 10.1.3 (Financial Status and Insolvency), 10.1.4 (Liens), 10.1.6 (Breach of Representation or Warranty), 10.1.8 (Guarantor Default), 10.1.9 (Death of or Guarantor), 10.1.11 (Invalidity of Loan Documents), or 10.1.12 (Judgment);

E. nonmonetary defaults which are not reasonably capable of being cured, including, without limitation, the DSCR Covenant; and

F. breaches or defaults under Sections 8.4 (Conduct of Business; Compliance with Law), 8.5 (Insurance), 8.6 (Restrictions on Liens, Transfers and Additional Debt), 8.7 (Limits on Guaranties and Distributions), and 8.20 (Compliance With Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions).

10.2.2 Nonmonetary Defaults Capable of Cure. As to nonmonetary defaults, unless there is a specific shorter or longer grace period provided for in this Loan Agreement or in another Loan Document, there shall be a thirty (30) day grace period following notice from Lender. However, where there is an emergency situation in which there is danger to person or property such curative action shall be commenced as promptly as possible.

10.3. Certain Lender Remedies. If an Event of Default shall occur:

10.3.1 Accelerate Debt. Lender may declare the Obligations and indebtedness evidenced by the Note and secured by the Mortgage immediately due and payable (provided that, in the case of a voluntary petition in bankruptcy filed by Borrower or (after the expiration of the grace period, if any, set forth in Section 10.2 above) an involuntary petition in bankruptcy filed against Borrower, such acceleration shall be automatic); and

10.3.2 Pursue Remedies. Lender may pursue any and all remedies provided for hereunder, or under any one or more of the other Loan Documents.

10.4. Written Waivers. If a Default or an Event of Default is waived by Lender, in its sole discretion, pursuant to a specific written instrument executed by an authorized officer of Lender, the Default or Event of Default so waived shall be deemed to have never occurred.

16

11. ADDITIONAL REMEDIES OF LENDER.

11.1. Remedies. Upon the occurrence of an Event of Default, whether or not the Obligations and the indebtedness evidenced by the Note and secured by the Mortgage shall be due and payable or Lender shall have instituted any foreclosure or other action for the enforcement of the Mortgage, the Note or the other Loan Documents, Lender may, in addition to any other remedies which Lender may have hereunder or under the other Loan Documents, and not in limitation thereof, and in Lender’s sole and absolute discretion:

11.1.1 Enter and Perform. Enter upon the Property to perform obligations under leases, or to operate, maintain, repair and improve the Property and employ watchmen to protect the Property, all at the risk, cost and expense of Borrower, consent to such entry being hereby given by Borrower;

11.1.2 Discontinue Work. At any time discontinue any work commenced in respect of the Property or change any course of action undertaken by it and not be bound by any limitations or requirements of time whether set forth herein or otherwise;

11.1.3 Exercise Rights. Exercise the rights of Borrower under any contract or other agreement in any way relating to the Property and take over and use all or any part of the labor, materials, supplies and equipment contracted for by Borrower, whether or not previously incorporated into the realty; and

11.1.4 Other Actions. In connection with any work or action undertaken by Lender pursuant to the provisions of the Loan Documents, (i) engage builders, contractors, architects, engineers and others for the purpose of furnishing labor, materials and equipment, (ii) pay, settle or compromise all bills or claims which may become liens against the property constituting the Collateral, or which have been or may be incurred in any manner in connection with the Property or for the discharge of liens, encumbrances or defects in the title of the Property or the Collateral, (iii) take or refrain from taking such action hereunder as Lender may from time to time determine, and (iv) engage marketing and leasing agents and real estate brokers to advertise, lease or sell portions or all of the Property or other Collateral upon such terms and conditions as Lender may in good faith determine.

11.2. Reimbursement. Borrower shall be liable to Lender for all sums paid or incurred pursuant to any of the Loan Documents whether the same shall be paid or incurred pursuant to this section or otherwise, and all payments made or liabilities incurred by Lender hereunder of any kind whatsoever shall be paid by Borrower to Lender upon demand with interest at the Default Rate as provided in this Agreement or the Note from the date of payment by Lender to the date of payment to Lender and repayment of such sums with such interest shall be secured by the applicable Security Documents.

11.3. Power of Attorney. For the purpose of exercising the rights granted by this Section 11, as well as any and all other rights and remedies of Lender, Borrower hereby irrevocably constitutes and appoints Lender (or any agent designated by Lender) its true and lawful attorney-in-fact, upon and following any Event of Default and at any time during the continuance, to execute, acknowledge and deliver any instruments and to do and perform any acts permitted hereunder or by law in the name and on behalf of Borrower.

12. SECURITY INTEREST AND SET-OFF.

12.1. Security Interest. Borrower and Guarantor hereby grant to Lender a lien, security interest and right of setoff, as security for all Obligations, and all other obligations and liabilities to Lender, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Lender or any entity under the control of Lender, or in transit to any of them.

17

12.2. Set-Off and Debit. (a) The Borrower grants to the Lender a continuing lien on and security interest in any and all deposits or other sums at any time credited by or due from Lender to the Borrower any cash, securities, instruments or other property of the Borrower and each endorser and guarantor hereof in the possession of Lender, whether for safekeeping or otherwise, or in transit to or from the Lender (regardless of the reason the Lender had received the same or whether the Lender has conditionally released the same) as security for the full and punctual payment and performance of all of the liabilities and obligations of the Borrower to the Lender upon the occurrence of an Event of Default and such deposits and other sums may be applied or set off against such liabilities and obligations of the Borrower or any endorser or guarantor hereof to the Lender at any time, whether or not such are then due, whether or not demand has been made and whether or not other collateral is then available to the Lender.

(b) (i) If any payment is not made when due under any of the Loan Documents, after giving regard to applicable grace periods, if any, or (ii) if any Event of Default or other event which would entitle Lender to accelerate the Loan occurs, or (iii) at any time, whether or not any Default or Event of Default exists in the event any attachment, trustee process, garnishment, or other levy or lien is, or is sought to be, imposed on any property of Borrower; then, in any such event, any such deposits, balances or other sums credited by or due from Lender to Borrower may to the fullest extent not prohibited by applicable law at any time or from time to time, without regard to the existence, sufficiency or adequacy of any other collateral, and without notice or compliance with any other condition precedent now or hereafter imposed by statute, rule of law or otherwise, all of which are hereby waived, be set off, debited and appropriated, and applied by Lender against any or all of Borrower’s Obligations irrespective of whether demand shall have been made and although such Obligations may be unmatured, in such manner as Lender in its sole and absolute discretion may determine. Within five (5) Business Days of making any such set off, debit or appropriation and application, Lender agrees to notify Borrower thereof, provided the failure to give such notice shall not affect the validity of such set off, debit or appropriation and application. ANY AND ALL RIGHTS TO REQUIRE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

12.3. Right to Freeze. Lender shall also have the right, at its option, upon the occurrence of any event which would entitle Lender to set off or debit as set forth in Section 12.2, to freeze, block or segregate any such deposits, balances and other sums so that Borrower may not access, control or draw upon the same.

12.4. Additional Rights. The rights of Lender under this Section 12 are in addition to, and not in limitation of, other rights and remedies, including other rights of set off, which Lender may have.

13. CASUALTY AND TAKING.

13.1. Casualty and Obligation To Repair. In the event of any damage or destruction to the Property or the other Collateral by reason of fire or other hazard or casualty (collectively, a “Casualty”), Borrower shall give immediate written notice thereof to Lender and proceed with reasonable diligence, in full compliance with all Legal Requirements and the other requirements of the Loan Documents, to repair, restore, rebuild or replace the affected property (collectively, the “Repair Work”).

13.2. Adjustment of Claims. All insurance claims shall be adjusted by Borrower, at Borrower’s sole cost and expense, but subject to Lender’s prior written approval which approval shall not be unreasonably withheld; provided that if any Default exists under any of the Loan Documents, Lender shall have the right to adjust and compromise such claims without the approval of Borrower.

13.3. Payment and Application of Insurance Proceeds. All proceeds of insurance shall be paid to Lender and, at Lender’s option, be applied to Borrower’s Obligations or released, in whole or in part, to pay for the actual cost of repair, restoration, rebuilding or replacement (collectively, “Cost To Repair”). In the event any such insurance proceeds shall be used to reduce the Obligations, the same shall be applied by Lender, after the deduction therefrom and repayment to Lender of any and all costs incurred by Lender in the recovery thereof (including reasonable attorneys’ fees and disbursements), in any manner it shall designate.

18

13.4. Conditions To Release of Insurance Proceeds. If Lender elects to release insurance proceeds, Lender may impose reasonable conditions on such release which shall include, but not be limited to, the following: (i) Prior written approval by Lender, which approval shall not be unreasonably withheld or delayed of plans, specifications, cost estimates, contracts and bonds for the restoration or repair of the loss or damage; (ii) Waivers of liens (including, without limitation, with respect to any liens or instruments under the State of New York lien law), architect’s certificates, contractor’s sworn statements and other evidence of costs, payments and completion as Lender may reasonably require; (iii) If the Cost To Repair does not exceed $100,000.00, the funds to pay therefor shall be released to Borrower, otherwise, funds shall be released upon final completion of the Repair Work, unless Borrower requests earlier funding, in which event partial monthly disbursements equal to 90% of the value of the work completed shall be made prior to final completion of the repair, restoration or replacement and the balance of the disbursements shall be made upon full completion and the receipt by Lender of satisfactory evidence of payment and release of all liens; (iv) Determination by Lender that the undisbursed balance of such proceeds on deposit with Lender, together with additional funds deposited for the purpose by Borrower, shall be at least sufficient to pay for the remaining Cost To Repair, free and clear of all liens and claims for lien; (v) All work to comply with the standards, quality of construction and Legal Requirements applicable to the original construction of the Property; (vi) The absence of any Default or Event of Default under any Loan Documents; and (vii) satisfactory evidence that any Major Lease will still be in full force and effect after restoration has been completed

13.5. Taking.

13.5.1 Notice of Taking. Borrower, immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Property or any part thereof, will notify Lender of the pendency of such proceedings. Lender (i) may participate in any such proceedings and Borrower from time to time will deliver to Lender all instruments requested by it to permit such participation, and (ii) may be represented by counsel selected by Lender (at Borrower’s expense).

13.5.2 Assignment/Payment of Award. Any award or compensation payable has been assigned under the Mortgage by Borrower to Lender and shall be paid to Lender; and Borrower, upon request by Lender, shall make, execute and deliver any and all instruments requested for the purpose of confirming the assignment of the aforesaid awards and compensation to Lender free and clear of any liens, charges or encumbrances of any kind or nature whatsoever. Lender shall be under no obligation to question or challenge the amount of any such award or compensation and may accept the same in the amount in which the same shall be paid.

13.5.3 Application of Proceeds. The proceeds of any award or compensation so received shall, at the option of Lender, either be applied toward the payment of the Obligations notwithstanding the fact that the Obligations may not then be due and payable, and/or to the restoration of the Improvements (in the case of a partial taking or temporary condemnation that affects the Improvements in such a way that restoration is required to such Improvements) in accordance with Section 13.4 of the Loan Agreement. In the event that any portion of the condemnation awards or compensation shall be used to reduce the Obligations, the same shall be applied by Lender in any manner it shall designate, in its discretion, including but not limited to, application of such award or compensation to the then unpaid installments of the principal balance due under the Note in the inverse order of their maturity such that the regular payments under the Note shall not be reduced or altered in any manner. Lender shall not be limited to the interest paid on the proceeds of any award or compensation, but shall be entitled to the payment by Borrower of interest at the applicable rate provided for in the Note.

14. GENERAL PROVISIONS.

14.1. Notices. Any notice or other communication in connection with this Loan Agreement, the Note, the Mortgage, or any of the other Loan Documents, shall be in writing, and (i) deposited in the United States Mail, postage prepaid, by registered or certified mail, or (ii) hand delivered by any commercially recognized courier service or overnight delivery service such as Federal Express, addressed:

If to Lender:

Northeast Bank

200 Berkeley Street, 17th Floor

Boston, Massachusetts 02116

Attention: Legal Department

19

with copies by regular mail or such hand delivery to:

Donovan LLP

152 Madison Avenue, 14th Floor

New York, New York 10016

Attention: Nicholas T. Donovan, Esq.

If to Borrower:

Worksport New York Operations Corporation

2500 North America Drive

West Seneca, New York 14224

Attention: Steven Rossi

with copies by regular mail or such hand delivery to:

Zdarsky, Sawicki & Agostinelli LLP

1600 Main Place Tower, 350 Main Street

Buffalo, New York 14202

Attention: Daniel J. Bobbett, Esq.

Any such addressee may change its address for such notices to such other address in the United States as such addressee shall have specified by written notice given as set forth above. All periods of notice shall be measured from the deemed date of delivery. Lender shall be fully entitled to rely upon any facsimile or other electronic transmission or other writing purported to be sent by any Authorized Representative as being genuine and authorized.

A notice shall be deemed to have been given, delivered and received for the purposes of all Loan Documents upon the earliest of: (i) if sent by such certified or registered mail, on the third Business Day following the date of postmark, or (ii) if hand delivered at the specified address by such courier or overnight delivery service, when so delivered or tendered for delivery during customary business hours on a Business Day, or (iii) if so mailed, on the date of actual receipt as evidenced by the return receipt, or (iv) if so delivered, upon actual receipt.

14.2. Limitations on Assignment. Borrower may not assign this Agreement or the monies due thereunder or convey or, except for a Permitted Transaction, encumber the Property or other Collateral or any interest therein without the prior written consent of Lender in each instance.

14.3. Further Assurances. Borrower shall upon request from Lender from time to time execute, seal, acknowledge and deliver such further instruments or documents which Lender may reasonably require to better perfect and confirm its rights and remedies hereunder, under the Note, under the Mortgage and under each of the other Loan Documents.

14.4. Parties Bound The provisions of this Agreement and of each of the other Loan Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except as otherwise prohibited by this Agreement or any of the other Loan Documents. This Agreement is a contract by and between Borrower and Lender for their mutual benefit, and no third person shall have any right, claim or interest against either Lender or Borrower by virtue of any provision hereof.

14.5. Waivers, Extensions and Releases. Lender may at any time and from time to time waive any one or more of the conditions contained herein or in any of the other Loan Documents, or extend the time of payment of the Loan, or release portions of the Collateral from the provisions of this Agreement and from the Mortgage or any other Security Document, but any such waiver, extension or release shall be deemed to be made in pursuance and not in modification hereof, and any such waiver in any instance, or under any particular circumstance, shall not be considered a waiver of such condition in any other instance or any other circumstance.

20

14.6. Governing Law; Consent to Jurisdiction; Mutual Waiver of Jury Trial.

14.6.1 Substantial Relationship. It is understood and agreed that all of the Loan Documents were negotiated, executed and delivered in the State of New York, which State the parties agree has a substantial relationship to the parties and to the underlying transactions embodied by the Loan Documents.

14.6.2 Place of Delivery. Borrower agrees to furnish to Lender at the Lender’s office in Boston, Massachusetts all further instruments, certifications and documents to be furnished hereunder.

14.6.3 Governing Law. This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York, without giving effect to principles applicable to conflicts of laws, including without limitation New York General Obligations Law § 5-1401.

14.6.4 Consent to Jurisdiction. Borrower hereby consents to personal jurisdiction in any state or Federal court located within the State of New York for any and all issues arising either directly or indirectly in any action or proceeding between Borrower and Lender or their respective successors and assigns, out of or in any way connected with this Agreement, pursuant to New York General Obligations Law § 5-1402. BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS LOAN AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE State of New York OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON BORROWER BY MAIL AT THE ADDRESS SET FORTH IN THIS LOAN AGREEMENT. BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT FORUM.

14.6.5 Jury Trial Waiver. BORROWER AND LENDER MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS LOAN AGREEMENT, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR BORROWER AND LENDER TO ENTER INTO THE TRANSACTIONS CONTEMPLATED HEREBY.

14.7. Survival. All representations, warranties, covenants and agreements of Borrower, or Guarantor, herein or in any other Loan Document, or in any notice, certificate, or other paper delivered by or on behalf of Borrower or Guarantor pursuant hereto are significant and shall be deemed to have been relied upon by Lender notwithstanding any investigation made by Lender or on its behalf and shall survive the delivery of the Loan Documents and the making of the Loan and each advance pursuant thereto. No review or approval by Lender, or by its Consultants or representatives, of any plans and specifications, opinion letters, certificates by professionals or other item of any nature shall relieve Borrower or anyone else of any of the obligations, warranties or representations made by or on behalf of Borrower or Guarantor, or any one or more of them, under any one or more of the Loan Documents.

14.8. Cumulative Rights. All of the rights of Lender hereunder and under each of the other Loan Documents and any other agreement now or hereafter executed in connection herewith or therewith, shall be cumulative and may be exercised singly, together, or in such combination as Lender may determine in its sole good faith judgment.

21

14.9. Claims Against Lender.

14.9.1 Borrower Must Notify. Lender shall not be in default under this Agreement, or under any other Loan Document, unless a written notice specifically setting forth the claim of Borrower shall have been given to Lender within thirty (30) days after Borrower first had actual knowledge or actual notice of the occurrence of the event which Borrower alleges gave rise to such claim and Lender does not remedy or cure the default, if any there be, with reasonable promptness thereafter. Such actual knowledge or actual notice shall refer to what was actually known by, or expressed in a written notification furnished to, any of the persons or officials referred to in Exhibit D as Authorized Representatives.

14.9.2 Remedies. If it is determined by the final order of a court of competent jurisdiction, which is not subject to further appeal, that Lender has breached any of its obligations under the Loan Documents and has not remedied or cured the same with reasonable promptness following notice thereof, Lender’s responsibilities shall be limited to: (i) where the breach consists of the failure to grant consent or give approval in violation of the terms and requirements of a Loan Document, the obligation to grant such consent or give such approval and to pay Borrower’s reasonable costs and expenses including, without limitation, reasonable attorneys’ fees and disbursements in connection with such court proceedings; and (ii) the case of any such failure to grant such consent or give such approval, or in the case of any other such default by Lender, where it is also so determined that Lender acted in bad faith, or that Lender’s default constituted gross negligence or willful misconduct, the payment of any actual, direct, compensatory damages sustained by Borrower as a result thereof plus Borrower’s reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements in connection with such court proceedings.

14.9.3 Limitations. In no event, however, shall Lender be liable to Borrower or to Guarantor or anyone else for other damages such as, but not limited to, indirect, speculative or punitive damages whatever the nature of the breach by Lender of its obligations under this Loan Agreement or under any of the other Loan Documents. In no event shall Lender be liable to Borrower or to Guarantor or anyone else unless a written notice specifically setting forth the claim of Borrower shall have been given to Lender within the time period specified above.

14.10. Obligations Absolute. Except to the extent prohibited by applicable law which cannot be waived, the Obligations of Borrower under the Loan Documents shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of the Loan Documents under all circumstances whatsoever, including, without limitation, the existence of any claim, set off, defense or other right which Borrower may have at any time against Lender whether in connection with the Loan or any unrelated transaction.

14.11. Table of Contents, Title and Headings. Any Table of Contents, the titles and the headings of sections are not parts of this Loan Agreement or any other Loan Document and shall not be deemed to affect the meaning or construction of any of their provisions.

14.12. Counterparts. This Loan Agreement and each of the other Loan Documents may be executed in several counterparts, each of which when executed and delivered is an original, but all of which together shall constitute one instrument. In making proof of this Agreement or any other Loan Document, it shall not be necessary to produce or account for more than one such counterpart which is executed by the party against whom enforcement of such loan agreement is sought. Delivery of a signature page to, or an executed counterpart of, this document or any other Loan Document by facsimile, email transmission of a scanned image, or other electronic means, shall be effective as delivery of an originally executed counterpart. The parties hereto agree that “execution,” “signed,” “signature,” and words of like import in this document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based record keeping system, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, Electronic Signatures in Global and National Commerce Act, the Uniform Electronic Transactions Act or the Uniform Commercial Code, and the parties hereto hereby waive any objection to the contrary; provided that (x) nothing herein shall require Lender to accept electronic signature counterparts in any form or format and (y) Lender reserves the to require, at any time and at its sole discretion, the delivery of manually executed counterpart signature pages to this Agreement and the other Loan Documents and the parties hereto agree to promptly deliver such manually executed counterpart signature pages.

22

14.13. Patriot Act Notice. Lender is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56) (signed into law October 26, 2001)) (the “Patriot Act”) and hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow Lender to identify the Borrower in accordance with the Act.

14.14. Right to Transfer, Assign, Participate and Pledge. Lender reserves the unrestricted right at any time or from time to time, and without Borrower’s or any Guarantor’s consent, to transfer, assign and/or grant participation interests in the Loan, and Borrower and Guarantor agree that it shall execute, or cause to be executed, such documents, including without limitation, amendments to this Agreement and to any other documents, instruments and agreements executed in connection herewith as Lender shall deem necessary to effect the foregoing. Additionally, the Lender may at any time pledge all or any portion of its interest and rights under this Agreement and the other Loan Documents (including all or any portion of the Note) to any of the twelve (12) Federal Reserve Banks organized under §4 of the Federal Reserve Act, 12 U.S.C. §341. No such pledge or the enforcement thereof shall release the Lender from its obligations hereunder or under any of the other Loan Documents.

14.15. Time Of the Essence. Time is of the essence of each provision of this Agreement and each other Loan Document.

14.16. No Oral Change. (a) This Agreement and each of the Loan Documents is intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this Agreement and the other Loan Documents; all prior or contemporaneous promises, agreements, and understandings, whether oral or written, are deemed to be superseded by this Agreement and each of the other Loan Documents, and no party is relying on any promise, agreement or understanding not set forth in this Agreement or any of the other Loan Documents, and (b) This Loan Agreement and each of the other Loan Documents may only be amended, terminated, extended or otherwise modified by a writing signed by the party against which enforcement is sought (except no such writing shall be required for any party which, pursuant to a specific provision of any Loan Document, is required to be bound by changes without such party’s assent); in no event shall any oral agreements, promises, actions, inactions, knowledge, course of conduct, course of dealings or the like be effective to amend, terminate, extend or otherwise modify this Loan Agreement or any of the other Loan Documents.

14.17. Severability. The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

23

IN WITNESS WHEREOF this Agreement has been duly executed and delivered as a sealed instrument as of the date set forth above.

BORROWER:

WORKSPORT NEW YORK OPERATIONS CORPORATION

By:	/s/Steven Rossi
Steven Rossi
President

LENDER:

NORTHEAST BANK

By:	/s/Brian Doherty
Name:	Brian Doherty
Title:	Managing Director

EXHIBITS:

Exhibit A	-	Definitions
Exhibit B	-	Ownership Interests
Exhibit C	-	Authorized Representatives
Exhibit D	-	Required Hazard Property and Other Insurance

24

EXHIBIT A TO LOAN AGREEMENT

DEFINITIONS

The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, renewed, replaced, supplemented or otherwise modified from time to time (subject to any restrictions on such amendments, restatements, renewals, replacements, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All terms defined in this Agreement shall have the defined meanings when used in any other Loan Document unless otherwise defined therein. As used herein or in any other Loan Document, accounting terms relating to the Borrower, to the extent not defined, shall have the respective meanings given to them under GAAP. Any reference to “value” of assets or property means the lower of cost or market value of such assets or property, determined in accordance with GAAP.

Affiliate means with respect to any Person, (a) any Person which, directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person, or (iii) any person described in clause (a) above. For purposes of this definition, control of a Person means the power, direct or indirect, (x) to vote 5% or more of the Capital Stock having ordinary voting power for the election of directors (or comparable equivalent) of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Control may be by ownership, contract, or otherwise.

Agreement as defined in the Preamble.

Anti-Corruption Laws means all laws, rules, and regulations of any jurisdiction applicable to Borrower from time to time concerning or relating to bribery or corruption.

Anti-Money Laundering Laws means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules applicable to Borrower related to terrorism financing or money laundering, including any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

Approved Lease as defined in Section 8.17.1.

Assignment of Contracts shall mean that certain first priority Collateral Assignment and Security Agreement in Respect of Contracts, Licenses and Permits of even date herewith, with respect to any and all contracts, agreements, Licenses, permits and warranties now owned or hereafter acquired by Borrower and related in any manner to the Property.

Assignment of Leases and Rents shall mean that certain first priority collateral assignment of leases and rents with respect to all leases, subleases and occupancy rights of the Property and all income and profits to be derived from the operation and leasing of the Property.

Authorized Representatives as defined in Section 4 and listed on Exhibit C.

B-1

Beneficial Ownership Certification means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

Beneficial Ownership Regulation means 31 C.F.R. § 1010.230.

Borrower as defined in the Preamble.

Business Day shall mean any day of the year on which offices of Lender are not required or authorized by law to be closed for business in Boston, Massachusetts. If any day on which a payment is due is not a Business Day, then the payment shall be due on the next day following which is a Business Day. Further, if there is no corresponding day for a payment in the given calendar month (i.e., there is no “February 30th”), the payment shall be due on the last Business Day of the calendar month.

Calculation Date means the end of each calendar year during the term of the Loan, commencing with May 10, 2023.

Calculation Period means each successive trailing twelve (12) month period ending on a Calculation Date.

Capital Stock means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all other ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

Casualty as defined in Section 13.1.

Change in Law. The occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any governmental authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any governmental authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” to the extent enacted adopted or issued after the date hereof.

Collateral shall mean the property described in the Mortgage and other Security Documents.

Cost To Repair as defined in Section 13.3.

Debt Service Coverage means the ratio for the Calculation Period of: (A) Net Operating Income to (B) Debt Service on the Loan.

Debt Service on the Loan means the actual payments of principal and/or interest paid or payable during the Calculation Period with respect the Loan.

Default as defined in Section 10.1.

Dollars means lawful money of the United States.

DSCR Covenant as defined in Section 8.18.

Environmental Indemnity shall mean that certain compliance and indemnification agreement with respect to environmental matters from the Indemnitors.

B-2

Environmental Legal Requirements as defined in the Environmental Indemnity.

ERISA and ERISA Plan each as defined in Section 7.9.

Event of Default as defined in Section 10.1.

Expenses as defined in Section 8.14.

Extended Maturity Date as defined in Section 2.4.

Extension Term as defined in Section 2.4.

Governmental Authority means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

Guarantor as defined in Section 1.5.

Guaranty shall mean that certain unconditional, continuing guaranty from Guarantor guaranteeing certain obligations.

Hazardous Materials as defined in the Environmental Indemnity.

Improvements as defined in Section 1.3.

Indemnified Party as defined in Section 8.16.

Indemnitors shall mean collectively, Borrower and Guarantor.

Initial Maturity Date as defined in Section 2.4.

Initial Term as defined in Section 2.4.

Interest Reserve as defined in Section 8.21.1.

Interest Reserve Funds as defined in Section 8.21.

Investment means the acquisition of any real or tangible personal property or of any stock or other security, any loan, advance, bank deposit, money market fund, contribution to capital, extension of credit (except for accounts receivable arising in the ordinary course of business and payable in accordance with customary terms), or purchase or commitment or option to purchase or otherwise acquire real estate or tangible personal property or stock or other securities of any party or any part of the business or assets comprising such business, or any part thereof.

Land as defined in Section 1.3.

Lease(s) means any and all leases and subleases now or hereafter entered into at the Property or any portion thereof.

Legal Requirements means all applicable federal, state, county and local laws, by-laws, rules, regulations, codes and ordinances, and the requirements of any governmental agency or authority having or claiming jurisdiction with respect thereto, including, but not limited to, those applicable to taxation, zoning, subdivision, building, health, fire, safety, sanitation, the protection of the handicapped (including, without limitation, Access Laws (as defined in the Mortgage)), and environmental matters and shall also include all orders and directives of any court, governmental agency or authority having or claiming jurisdiction with respect thereto.

Lender as defined in the Preamble.

B-3

Lender’s Consultant as defined in Section 5.

Licenses and Permits means all licenses, permits, authorizations and agreements issued by or agreed to by any governmental authority, or by a private party pursuant to a Permitted Title Exceptions, and including, but not limited to, building permits, occupancy permits and such special permits, variances and other relief as may be required pursuant to Legal Requirements which may be applicable to the Property.

Loan as defined in Section 1.4.

Loan Agreement as defined in the Preamble.

Loan Documents as defined in Section 3.

MAI means Member of the Appraisers Institute.

Major Lease means the certain lease agreement between Borrower, as landlord, and Worksport USA Operations Corporation, as tenant, dated of even date herewith, for a portion of the Property and any other lease for space at the Property in excess of 25,000 rentable square feet of the Property.

Material Adverse Effect means a material adverse effect with respect to (a) the business, assets, properties, financial condition, stockholders’ equity, contingent liabilities, prospects, material agreements or results of operations of Borrower or Guarantor, (b) Borrower’s or Guarantor’s ability to pay and perform the Obligations in accordance with the terms hereof and the other Loan Documents, (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights and remedies, liens, security interests or collateral of Lender hereunder or thereunder, or (d) the value, occupancy rates, rental cash flow or other similar conditions of the Property.

Maturity Date shall mean the Initial Maturity Date or the Extended Maturity Date, as the context may permit, or such earlier date on which the final payment of principal of the Note becomes due and payable as provided in this Agreement or the Note, whether at the Initial Maturity Date or Extended Maturity Date, as applicable, by declaration of acceleration, or otherwise.

Minimum Balance Requirement as defined in Section 8.21.3.

Minimum Return as defined in the Note.

Mortgage shall mean that certain first priority mortgage and security agreement (the on (i) the Property, (ii) all land, improvements, furniture, fixtures, goods, equipment, and other assets (including, without limitation, accounts, contracts, contract rights, Licenses and Permits, general intangibles, documents and instruments), including all after-acquired property, owned, or in which Borrower has or obtains any interest, in connection with the Property; (iii) all insurance proceeds and other proceeds therefrom, and (iv) all other assets of Borrower whether now owned or hereafter acquired and whether or not related to the Property.

Net Operating Income means all Operating Revenue minus all Operating Expenses.

Note as defined in Section 3.

Obligations means the payment of the entire principal of the Note and the interest, and any and all other sums payable, and all other monetary and non-monetary obligations and liabilities of Borrower to Lender under the Note, the Mortgage and any other Loan Documents as well as, without limitation, all loans, advances, indebtedness, notes, liabilities, and all other amounts, in each case, liquidated or unliquidated, owing by Borrower to Lender of each and every kind, nature and description, whether arising under this Agreement or otherwise, and whether secured or unsecured, direct or indirect (that is, whether the same are due directly by Borrower to Lender; or are due indirectly by Borrower to Lender or any Affiliate of Lender as endorser, guarantor or other surety, or as borrower of obligations due third persons which have been endorsed or assigned to Lender), absolute or contingent, due or to become due, now existing or hereafter arising or contracted, including, without limitation, payment when due of all amounts outstanding respecting any of the Loan Documents, and the performance and observance of all the other provisions hereof and of the Note and the other Loan Documents.

OFAC means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

Operating Expenses means, for the trailing 12-month period preceding the applicable Calculation Date, all actual expenditures of all kinds made with respect to the operation and management of the Property in the normal course of business including, but not limited to, expenditures for taxes, insurance, repairs, replacements, maintenance, management fees equal to the greater of actual management fees or 3% of all revenues, licensing fees, professional fees, salaries, advertising expenses, professional fees, franchise fees, wages and utility costs, operational equipment, amounts payable with respect to the Property under or with respect to any Permitted Title Exceptions and reasonable additions to, or creations of, reserves for repairs and replacements and for capital expenditures required to comply with Legal Requirements or Approved Leases or amendments thereto, but expressly excluding: (a) any debt service on the Loan , (b) expenditures made out of reserves previously created, and (c) any non-recurring capital expenditures.

B-4

Operating Revenue means, for the trailing 3-month period preceding the applicable Calculation Date, annualized all income collected from the ownership and operation of the Property from whatever source, including, without limitation, gross receipts, rents, utility charges, escalations, service fees or charges, parking fees, and Approved Leases.

Patriot Act as defined in Section 14.13.

Payment Date as defined in the Note.

Permitted Additional Debt as defined in Section 8.6.4.

Permitted Distributions as defined in Section 8.7.2.

Permitted Title Exceptions as defined in the Mortgage.

Permitted Transactions as defined in Section 8.6.2.

Permitted Transfers as defined in Section 8.6.3.

Person means an individual, a partnership, a corporation, a limited liability company, a corporation, a business trust, a joint stock company, a trust, an unincorporated association, a Governmental Authority or any other entity of whatever nature (including, without limitation, a joint venture).

Property as defined in Section 1.3.

Registered Land Surveyor means a land surveyor or engineer licensed as such in the jurisdiction where the Property is situated.

Reportable Event as defined in Section 7.9.

Sanctioned Country means, at any time, a country, territory or region which is itself, or whose government is, the subject or target of any Sanctions broadly prohibiting dealings with such government, country, territory or region (including, currently, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

Sanctioned Person means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including, without limitation, OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s Consolidated Non-SDN List) or the U.S. Department of State, or that is otherwise the subject or target of any Sanctions, (b) any Person located, organized or resident in a Sanctioned Country, or (c) any Person (i) owned 50% or more, in the aggregate, or 20% or more, individually, directly or indirectly, or (ii) Controlled, by any such Person or Persons described in clauses (a) and (b).

Sanctions means any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws enacted, imposed, enforced, promulgated or administered by OFAC, the U.S. Department of State, or any other relevant sanctions authority.

Security Documents as defined in Section 3.

B-5

Single Purpose Entity: A limited liability company or limited partnership which, at all times since its formation and thereafter, (a) was organized solely for the purpose of owning the Property, (b) has not and will not engage in any business unrelated to the ownership of the Property, (c) has not and will not have any assets other than those related to the Property, (d) except as otherwise expressly permitted by the Loan Documents has not and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, asset sale, transfer of membership interests, or amendment of its operating agreement or limited liability company certificate, (e) has not and will not fail to correct any known misunderstanding regarding the separate identity of such entity, (f) has not done and will not do any of the following: (I) file a bankruptcy, insolvency or reorganization petition or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally; (II) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, custodian or any similar official for such entity or all or any portion of such entity’s properties; (III) make any assignment for the benefit of such entity’s creditors’ or (IV) take any action that might cause such entity to become insolvent, (g) has maintained and will maintain its accounts, books and records separate from any other person or entity, (h) has not and will not commingle its funds or assets with those of any other entity, (i) has held and will hold its assets in its own name, (j) has conducted and will conduct its business in its name, (k) has paid and will pay its liabilities, including salaries of any employees, out of its own funds and assets, (l) has observed and will observe all limited liability company and limited partnership formalities, (m) has maintained and will maintain an arms-length relationship with its Affiliates, (n) has no indebtedness other than as expressly permitted under the Loan Documents, (o) except as expressly permitted by this Agreement, has not and will not assume or guarantee or become obligated for the debts of any other entity or person, or hold out its credit as being available to satisfy the obligations of any other entity or person, (p) will not acquire obligations or securities of its members, (q) has allocated and will allocate fairly and reasonably shared expenses and uses separate stationary, invoices and checks, (r) except as expressly permitted by this Agreement, has not and will not pledge its assets for the benefit of any other person or entity, (s) has held and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other person or entity, (t) has not made and will not make loans to any person or entity, (u) has not and will not identify its members, partners or any Affiliates of any of them as a division or part of it, (v) has not entered and will not enter into or be a party to, any transaction with its members, partners or its Affiliates (including the managing member and/or general partner) except in the ordinary course of its business and on terms which are intrinsically fair and are not less favorable to it than would be obtained in a comparable arms-length transaction with an unrelated third party, (w) has paid and will pay the salaries of its own employees from its own funds, and (x) has maintained and will maintain adequate capital in light of its contemplated business operation

SNDA Agreement as defined in Section 8.17.4.

Sonwil Lease means that certain Commercial Lease number 2022-02 entered into between Borrower, as successor to J&M Distributing Co., Inc., as landlord, and Sonwil Distribution, as tenant, dated March 16, 2022 for space at the Property, as the same has been amended by lease modification dated April 7, 2022.

Worksport Lease means the certain Lease entered into between Borrower, as landlord, and Worksport USA Operations Corporation, as tenant, dated May 4, 2022, for space at the Property

B-6

EXHIBIT B TO LOAN AGREEMENT

OWNERSHIP INTERESTS

Worksport Ltd. holder of 10,000 shares, equal to 100% of the shares of Borrower

B-7

EXHIBIT C TO LOAN AGREEMENT

AUTHORIZED REPRESENTATIVE

Steven Rossi

C-1

EXHIBIT D TO LOAN AGREEMENT

REQUIRED PROPERTY, HAZARD AND OTHER INSURANCE

Borrower shall at all times provide and maintain the following insurance coverages with respect to the Property and the Collateral issued by companies qualified to do business in the State of New York or other applicable jurisdictions, having a Best’s Rating of not less than A and otherwise acceptable to Lender in its sole discretion:

(i) physical insurance on an all-risk basis without exception (including, without limitation, flood required if property is in a “Special Flood Hazard Area” A or V), vandalism and malicious mischief, earthquake, collapse, boiler explosion, sprinkler coverage, cost of demolition, increased costs of construction and the value of the undamaged portion of the building and soft costs coverage) covering all the real estate, fixtures and personal property to the extent of the full insurable value thereof, on a builder’s risk non-reporting form prior to completion and occupancy to Occupy Endorsement, having replacement cost and agreed amount endorsements (with deductibles not in excess of 1% of insurable value);

(ii) rent loss or business interruption insurance in an amount equal to one year’s projected rentals or gross revenues;

(iii) public liability insurance, with underlying and umbrella coverages totaling not less than $1,000,000.00 per occurrence and $2,000,000.00 in the aggregate or such other amounts as may be determined by Lender from time to time;

(iv) automobile liability insurance (including non-owned automobile) with a coverage of $1,000,000 per occurrence during construction;

(v) worker’s compensation, employer’s liability and other insurance required by law;

(vi) during any period of restoration, replacement or rebuilding with respect to the Property, insurance covering those risks required to be covered by the general contractor, or an applicable contractor or a sub-contractor, under any plans and specifications, the construction contracts, or any of the other construction documents;

(vii) during any period of restoration, replacement or rebuilding with respect to the Property, errors and omissions or similar coverages from the architect and consulting engineers in limits and written by companies satisfactory to Lender; and

(viii) such other insurance coverages in such amounts as Lender may request consistent with the customary practices of prudent developers and owners of similar properties.

An actual insurance policy or certified copy thereof, or a certificate of insurance or other evidence of property coverage in the form of Acord 27 (Evidence of Property Coverage), Acord 25 (Certificate of Insurance), or a 30-day binder (with proof of payment) in form acceptable to Lender with an unconditional undertaking to deliver the policy or a certified copy within thirty (30) days, shall be delivered at closing of the Loan, prior to the first advance of the Loan and upon each renewal or replacement of such insurance. Notwithstanding the foregoing, an actual insurance policy or certified copy thereof is required for flood insurance.

Flood insurance shall be provided if the property or the collateral is located in a flood prone, flood risk or flood hazard area as designated pursuant to the Federal Flood Disaster Protection Act of 1973, as amended, and the Regulations thereunder, or if otherwise reasonably required by Lender.

Lender shall be named as first mortgagee on policies of all-risk-type insurance on the Property, as lender loss payee on the Collateral and its contents, and as first mortgagee on rent-loss or business interruption coverages related thereto.

C-2

Except with respect to public liability insurance, as to which Lender shall be named as an additional insured with respect to the Property or the Collateral, all other required insurance coverages shall have a so-called “Mortgagee’s endorsement” or “Lender’s loss-payable endorsement” which shall provide in substance as follows:

A.	Loss or damage, if any, under the policy shall be paid to Lender and its successors and assigns (which shall be collectively referred to herein as “Lender”) in whatever form or capacity its interest may appear and whether said interest be vested in said Lender in its individual or in its disclosed or undisclosed fiduciary or representative capacity, or otherwise, or vested in a nominee or trustee of said Lender.

B.	The insurance under the policy, or under any rider or endorsement attached thereto, as to the interest only of Lender, its successors and assigns, shall not be invalidated nor suspended:

(a)	by any error, omission or change respecting the ownership, description, possession or location of the subject of the insurance or the interests therein or the title thereto; or

(b)	by the commencement of foreclosure or similar proceedings or the giving of notice of sale of any of the property covered by the policy by virtue of any mortgage, deed of trust, or security interest; or

(c)	by any breach of warranty, act, omission, neglect, or noncompliance with any provisions of the policy by the named insured, or anyone else, whether before or after a loss, which under the provisions of the policy of insurance, would invalidate or suspend the insurance as to the named insured, excluding, however, any acts or omissions of Lender while exercising active control and management of the insured property.

C.	Insurer shall provide Lender with not less than thirty (30) days’ prior written notice of cancellation of the policy (for non-payment or any other reason) or of the non-renewal thereof.

D.	The insurer reserves the right to cancel the policy at any time, but only as provided by its terms. However, in such case the policy shall continue in force for the benefit of Lender for thirty (30) days after written notice of such cancellation is received by Lender and shall then cease.

E.	Should legal title to and beneficial ownership of any of the property covered under the policy become vested in Lender or its agents, successors or assigns, insurance under the policy shall continue for the term thereof for the benefit of Lender.

F.	All notices herein provided to be given by the insurer to Lender in connection with this policy and Lender’s loss payable endorsement shall be mailed to or delivered to Lender by certified or registered mail, return receipt requested, as follows:

Property Insurance:

Northeast Bank, ISAOA ATIMA

PO Box 671

Carmel, IN 46082

Liability Insurance:

Northeast Bank, ISAOA ATIMA

35 Canal Street

PO Box 1707

Lewiston, ME 04241

Flood Insurance:

Northeast Bank, ISAOA ATIMA

35 Canal Street

PO Box 1707

Lewiston, ME 04241

C-3